EXHIBIT 23

[LETTERHEAD  OF  HAZLETT,  LEWIS  &  BIETER,  PLLC]




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Annual Report (Form 10-K) for the year ended May 28, 2005, of our report dated July 5, 2005, with respect to the financial statements of American Consumers, Inc.



/s/  HAZLETT, LEWIS & BIETER, PLLC


Chattanooga, Tennessee
August 23, 2005